UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2026

Yum China Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37762	81-2421743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Yum China Building
101 East Park Boulevard, Suite 805	20 Tian Yao Qiao Road
Plano, Texas 75074	Shanghai 200030
United States of America	People’s Republic of China

(Address, including zip code, of principal executive offices)

(469) 980-2898

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	YUMC	New York Stock Exchange
	9987	The Stock Exchange of Hong Kong Limited

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated KFC/TB Master License Agreement

As previously disclosed, on June 16, 2026, Yum China Holdings, Inc., a Delaware corporation (the “Company” or “Yum China”) and Yum! Brands, Inc., a North Carolina corporation (“Yum! Brands”), entered into the Membership Interest Purchase Agreement (the “Purchase Agreement”), pursuant to which Yum China agreed to purchase, and Yum! Brands agreed to cause its indirect wholly owned subsidiary, Yum! International Finance Company, LLC, a Delaware limited liability company, to sell, all of the issued and outstanding membership interests of Willow Glade Investments, LLC, a Delaware limited liability company (“Willow Glade”), for consideration of US$1.2 billion in cash (the “Transaction”). As previously disclosed, on July 31, 2026, the Company entered into a Bridge Credit Agreement providing for a senior unsecured term loan facility with aggregate commitments of CNH8,400,000,000 to provide financing for the Transaction. As of the closing of the Transaction (the “Closing”) on August 7, 2026, Willow Glade, together with its wholly owned subsidiaries, held the intellectual property and related rights for the Pizza Hut brand in the People’s Republic of China (excluding the Hong Kong and Macau Special Administrative Regions and Taiwan, the “PRC”).

At the Closing, YRI China Franchising, LLC (“YRICF”), an indirect wholly owned subsidiary of Yum! Brands, and Yum Restaurants Consulting (Shanghai) Company Limited (“YCCL”), an indirect wholly owned subsidiary of the Company, entered into an amendment and restatement of the existing master license agreement for the KFC and Taco Bell brands in the PRC (as so amended and restated, the “Amended and Restated KFC/TB Master License Agreement”). The Amended and Restated KFC/TB Master License Agreement amends and restates the master license agreement that previously governed the parties’ relationship to remove all references to Pizza Hut or any future royalties payable in respect of the Pizza Hut brand in the PRC in light of the Closing. The Amended and Restated KFC/TB Master License Agreement continues to grant YCCL the exclusive right and license to use certain intellectual property associated with the KFC and Taco Bell brands in the PRC in exchange for royalty payments. In addition, it (i) provides Yum China the opportunity to earn certain annual financial incentives over the next twelve years based on the achievement of specified KFC system sales growth targets, and (ii) establishes a framework for the parties to discuss and develop a mutually agreed long-term growth plan for Taco Bell in the PRC, with remedies for any failure to agree upon or implement such a plan limited to the Taco Bell brand.

The foregoing description of the Amended and Restated KFC/TB Master License Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amended and Restated KFC/TB Master License Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Guaranty

In connection with the execution and delivery of the Amended and Restated KFC/TB Master License Agreement, the Company executed a Guaranty, pursuant to which the Company guarantees to YRICF the performance of YCCL’s obligations under the Amended and Restated KFC/TB Master License Agreement, including, without limitation, YCCL’s payment obligations.

The foregoing description of the Guaranty is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Guaranty, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Amended and Restated KFC/TB Master License Agreement” is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On August 7, 2026, the Company issued a press release announcing the Closing as described in Item 1.01 above. The press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. (d)	Financial Statements and Exhibits. Exhibits.

Exhibit No.	Exhibit Description
10.1*	Amended and Restated KFC/TB Master License Agreement, dated as of August 7, 2026, by and between YRI China Franchising, LLC and Yum Restaurants Consulting (Shanghai) Company Limited
10.2	Guaranty of Amended and Restated KFC/TB Master License Agreement, dated as of August 7, 2026, by Yum China Holdings, Inc.
99.1	Press Release of Yum China Holdings, Inc., issued on August 7, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM CHINA HOLDINGS, INC.
	By:	/s/ Pingping Liu
Name: Pingping Liu
Title: Chief Legal Officer
Date: August 7, 2026